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                                                                  EXHIBIT (d)(3)

                             SUB-ADVISORY AGREEMENT

                                    BETWEEN

                        MACKENZIE FINANCIAL CORPORATION

                                      AND

                  WADDELL & REED INVESTMENT MANAGEMENT COMPANY

                          MADE AS OF OCTOBER 18, 2002
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                             SUB-ADVISORY AGREEMENT

                 AGREEMENT made the 18th day of October, 2002.

BETWEEN:

        MACKENZIE FINANCIAL CORPORATION, a company amalgamated under the laws of Ontario, Canada, with its principal place of business at 150 Bloor Street West, Suite 300, Toronto, Ontario, Canada M5S 3B5 (hereinafter called the "Manager").

                                     -and-

        WADDELL & REED INVESTMENT MANAGEMENT COMPANY, a company incorporated under the laws of Kansas, with its principal place of business at 6300 Lamar Avenue, Overland Park, Kansas 66202 (hereinafter called the "Sub-Advisor").

RECITALS:

1. The Manager is the trustee and/or manager and the portfolio advisor to Mackenzie Universal Select Managers Fund, Mackenzie Universal Select Managers Capital Class, Mackenzie Universal Select Managers USA Capital Class (the "Funds"), each of which are either mutual fund trusts or separate classes or series of shares of a mutual fund corporation organized under the laws of the Province of Ontario.

2. The Master Declaration of Trust, the Master Management Agreement or the Articles governing the Funds empowers the Manager to engage investment advisors to manage the investment portfolios of the Funds and to perform other investment advisory or administrative services to the Funds.

3. The Manager wishes to engage the Sub-Advisor to act on an interim basis as investment sub-advisor to all or a portion of the assets of the Funds (the "Sub-Advised Portfolios") beginning on November 4, 2002. The Manager has requested the Sub-Advisor to provide the Funds with investment advice and other administrative services with respect to the Sub-Advised
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     Portfolios to assist the Manager to achieve the investment objectives of the Funds.

AGREEMENT:

     IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, each of the parties agrees as follows:

1.   APPOINTMENT OF SUB-ADVISOR.

     (a) The Manager hereby appoints the Sub-Advisor to provide investment sub-advisory services to the Manager for the Sub-Advised Portfolios from November 4, 2002 up until the earlier of the date of closing of the purchase by the Sub-Advisor of the outstanding common shares of Ivy Acquisition Corporation and February 28, 2003 (the "Termination Date").

     (b) The terms of Appendix B to this Agreement shall be incorporated into and forms part of this Agreement with the exception of Section 3(a),
          (b) ("Fees for Sub-Advisory Services"), Section 15 ("Marketing Support and Related Matters"), Part 5 ("Term and Termination"), Schedule "A" and Schedule "B", which shall not apply.

2.   FEES FOR SUB-ADVISORY SERVICES.

     (a) The Manager will pay the Sub-Advisor fees for its investment advisory services for each Sub-Advised Portfolio advised by the Sub-Advisor on behalf of the Manager as set out in Appendix A to this Agreement.

     (b) Each Fund's net assets will be calculated daily on each day that the Toronto Stock Exchange is open for trading. The daily equivalent of the annualized fees based on the rates as described in Appendix A will then be calculated and paid to the Sub-Advisor monthly within ten (10) days of each month end.

3.   MARKETING SUPPORT FROM SUB-ADVISOR.

     (a) The Sub-Advisor agrees to provide marketing support to market the securities of the Funds to Canadian investors, including the following services:



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         -  the attendance of the Funds' portfolio managers at any cross country roadshows or other events as may be reasonably requested by the Manager between October 15, 2002 and the Termination Date;

         - conference calls between the Advisor's representatives and representatives of the Manager; and

         -  monthly investment commentary.

    (b) The Sub-Advisor will bear all of its reasonable costs relating to travel to and from Canada for the trips identified in Section 3(a) and from any marketing initiatives described in Section 3, but the Manager will bear all reasonable costs (but not in excess of standard commercial transportation costs) actually incurred by the Sub-Advisor's representatives beyond the requirements of Section 3(a) while they are participating in Canada in the promotion of the Funds with the Manager.

4. REVIEW OF MARKETING MATERIALS. The Manager agrees to make reasonable efforts to ensue that the Sub-Advisor reviews and approves any marketing materials which include any reference to the Sub-Advisor or its portfolio managers.

5.  TERM OF AGREEMENT.

    (a) This Agreement is effective as of November 4, 2002 and will continue until the Termination Date. This Agreement can be renewed upon the written agreement of both parties.

    (b) Notwithstanding Section 5(a), this Agreement may be terminated by the Manager taking immediate effect upon delivery of written notice to the Sub-Advisor.

    (c) This Agreement may be terminated by written notice taking immediate effect if either party is in breach of any of the terms of the Agreement and has not remedied the breach within 30 days of receipt of written notice requiring the breach to be remedied.

6. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged or discontinued except by a document signed by both the Manager and the Sub-Advisor.

7. NOTICE. Any notice to be given under this Agreement shall be in writing and shall be delivered, sent by prepaid mail, or sent by
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     telecommunications facility to the address set out on the first page of this Agreement. Any such notice shall be effective when received if sent by delivery or telecommunications facility, and three days after mailing if sent by prepaid mail. Either party may change its address for notice by giving notice in accordance with this Section. All notices under this Agreement shall be sent to the attention of the President of the recipient of the notice with a copy to the General Counsel.

8. SEVERABILITY. If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable by any arbitrator or by any court of competent jurisdiction, such provision shall be severable from this Agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that province, and the Sub-Advisor irrevocably submits to the jurisdiction of the Ontario courts in connection with any dispute arising out of this Agreement.

10. ENUREMENT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11. COUNTERPARTS. This Agreement may be executed in any number of counterparts all of which taken together shall constitute this Agreement.

12. NATURE OF AGREEMENT. This Agreement is not intended to be and shall not be treated as anything other than an investment advisory agreement relating to the provision of investment advisory services, with the rights of the parties being none other than the rights ascribed to them under this Agreement. Without limitation, this Agreement shall not be deemed in any way or for any purpose to constitute any party a partner or agent of the other party to this Agreement in the conduct of any business or otherwise or a member of a joint venture or joint enterprise with the other party to this Agreement.

13.  ENTIRE AGREEMENT; TERMINATION OF AGREEMENTS.

     (a) This Agreement, together with the Schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no

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          warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth in this Agreement and in the Schedules hereto.

     (b) Without limiting the foregoing, all prior agreements between the Manager and the Sub-Advisor for investment advisory services provided by the Sub-Advisor are hereby terminated in their entireties as of the effectiveness of this Agreement and each party represents to the other that it has no claims against the other under or arising out of any such prior agreement between the parties other than claims for fees and expenses pursuant to the terms of such agreements to the date of termination.

14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVERS ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE AGREEMENTS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRAIL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

15. SURVIVAL. The provisions included in Sections 13, 14, 16 and 17 of Appendix B which are incorporated into and form part of this Agreement shall survive the termination of this Agreement.
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     IN WITNESS WHEREOF each of the parties has duly executed this Agreement.

                                   WADDELL & REED INVESTMENT
                                   MANAGEMENT COMPANY

                                   BY:  /s/  Henry J. Herrmann
                                        -------------------------------------
                                        Name: Henry J. Herrmann
                                        Title: CEO and President

                                   BY:  /s/  Thomas W. Butch
                                        -------------------------------------
                                        Name: Thomas W. Butch
                                        Title: Senior Vice-President


                                   MACKENZIE FINANCIAL CORPORATION


                                   BY:  /s/  David Feather
                                        -------------------------------------
                                        David Feather
                                        Executive Vice-President

                                   BY:  /s/  James L. Hunter
                                        -------------------------------------
                                        James L. Hunter
                                        President